Exhibit 5.1

OPINION AND CONSENT OF COOLIDGE E. RHODES, JR.

April 30, 2024

Cullen/Frost Bankers, Inc.
111 West Houston Street
San Antonio, Texas 78205

Re: Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) of (i) 2,576,038 shares (the “Plan Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Cullen/Frost Bankers, Inc., a Texas corporation (the “Company”), that may be issued pursuant to the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) and (ii) 4,000,000 shares of Common Stock of the Company (the “401(k) Shares” and collectively with the Plan Shares, the “Securities”) under The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the “401(k) Plan”), I have examined originals, or copies certified or otherwise identified to my satisfaction, of (i) the Restated Articles of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) certain resolutions of the Company’s Board of Directors, (iv) the 2024 Plan and the 401(k) Plan, and (v) such other documents, records, and other instruments as I have deemed appropriate for purposes of the opinions set forth here.

Based upon the foregoing, I am of the opinion that when the Registration Statement becomes effective under the Act and the Securities have been duly authorized by the Company, and upon issuance and delivery against payment therefor in accordance with the terms of the 2024 Plan and the 401(k) Plan, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Texas, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ COOLIDGE E. RHODES, JR.

Coolidge E. Rhodes, Jr.
Group Executive Vice President and General Counsel and Secretary